UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 HaNegev, POB 1026

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is hereby incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 9, 2025, a newly-formed, wholly-owned subsidiary of My Size, Inc, a Delaware corporation (the “Company”), New Percentil, S.L., a limited liability company incorporated under the laws of Spain (“New Percentil”), entered into a production unit transfer agreement (the “Agreement”) with Casi Nuevo Kids, S.L., a limited liability company incorporated under the laws of Spain (“Casi Nuevo”), pursuant to which New Percentil acquired (the “Acquisition”) a production unit of Casi Nuevo with a trade name of Percentil (the “Production Unit” or “Percentil”) that was judicially awarded to the Company in April 2025 within the framework of insolvency proceedings of Casi Nuevo filed with Commercial Court No. 13 of Madrid (Spain). The acquisition was completed on May 9, 2025.

Pursuant to the Agreement, New Percentil acquired the Production Unit, which consists of warehouse infrastructure and equipment, including Percentil’s central warehouse, process and logistics equipment, including Percentil’s proprietary quality control and picking systems, AI-powered pricing engine and proprietary garment assessment tools and processes, computer and electronic equipment, including photographic equipment and content production, equipment for garments and product presentation, supplies and support equipment, inventory and other equipment and tools. In addition, pursuant to the Agreement, New Percentil was subrogated exclusively in the position of Casi Nuevo in the labor contracts of 17 former employees of Casi Nuevo, including its chief executive officer and chief marketing officer, who have transferred to New Percentil in connection with the Acquisition (the “Percentil Employees”).

The total purchase price of the Acquisition was €610,806.81 (approximately $679,000), which consists of (i) €40,000 (approximately $44,500) paid by the Company’s wholly-owned subsidiary, Naiz Bespoke Technologies, S.L., (ii) €358,196 (approximately $398,000) for the assumption of certain liabilities owed by Casi Nuevo to its customers, (iii) €48,000 (approximately $53,500) for the assumption of certain debt and social security payments related to the Percentil Employees, and (iv) €164,610 (approximately $183,000) for the assumption of accrued labor liabilities related to the Percentil Employees.

The Production Unit’s assets that were acquired by New Percentil in connection with the Acquisition were acquired free of liens, encumbrances, attachments or third party rights.

The foregoing description of the Agreement is not complete, and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 12, 2025, the Company issued a press release announcing the acquisition of the Production Unit. A copy of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. If required, the Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. If required, the Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not applicable.

(d) Exhibits

10.1#^	Contract for the Transfer of a Production Unit, dated as of May 9, 2025, by and between Casi Nuevo Kids, S.L. and New Percentil, S.L.
99.1	Press release dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	English translation of original Spanish document.
^	Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: May 12, 2025	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer